Exhibit 107
CALCULATION OF FILING FEE TABLE
S-3
(Form Type)

THE YORK WATER COMPANY
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value (1)	457(c)	125,000	$32.44 (2)	$4,055,000	0.00013810	$560.00
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, no par value	415(a)(6)	241,689	(3)	$9,318,627 (3)		—	S-3	333-268204	November 17, 2022	$1,092.59
	Total Offering Amounts					$13,373,627		$560.00
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$560.00

(1)
The 125,000 newly-registered shares may be sold, from time to time, by the Registrant, pursuant to the Registrant’s Dividend Reimbursement and Direct Stock Purchase and Sale Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated in accordance with Rule 457(c) solely for the purpose of computing the registration fee based upon $32.44, the average of the high and low prices per share of Common Stock reported on the Nasdaq Global Select Market on November 5, 2025.

(3)
Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement include 241,689 unsold shares of Common Stock previously registered for sale on the Registrant’s previously filed and effective Registration Statement on Form S-3 for the Dividend Reinvestment and Direct Stock Purchase and Sale Plan (File No. 333-268204), initially filed on November 7, 2022. Accordingly, there is no registration fee due in connection with these previously registered securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Registration Statement No. 333-268204 will be deemed terminated as of the effectiveness of this Registration Statement.